UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2018, the Board of Directors (the “Board”) of Triumph Group, Inc. (the “Company”), on the recommendation of the Compensation and Management Development Committee of the Board (the “Committee”), adopted three new compensation plans in which the executive officers, including the named executive officers, of the Company will be participants: (i) the Triumph Group, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”); (ii) the Triumph Group, Inc. Executive Cash Incentive Compensation Plan (the “STI Plan”); and (iii) the Triumph Group, Inc. Executive Change in Control and General Severance Plan for Executive and Management Employees (the “Executive Severance Plan”). The STI Plan replaces, effective as of April 1, 2018, the provisions of the Company’s Amended and Restated 2013 Equity and Cash Incentive Plan (the “2013 Plan”) under which all short-term cash incentive awards have been made to executive officers. The 2018 Equity Plan, effective May 29, 2018, will replace the 2013 Plan in full upon approval of the 2018 Equity Plan by stockholders. The 2018 Equity Plan has been submitted to stockholders for approval at the 2018 Annual Meeting of Stockholders to be held on July 11, 2018.
The following is a summary of each of the plans. The summaries are not complete. The form of each plan is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.
2018 Equity Plan
The 2018 Equity Plan will be the sole plan used for the issuance of equity-based awards to employees, including executive officers. The principal features of the 2018 Equity Plan are:

•	only employees are eligible recipients under the 2018 Equity Plan;

•
2,000,000 shares of common stock are reserved for awards made under the 2018 Equity Plan. The 2013 Plan will no longer be used to make awards after stockholder approval of the 2018 Equity Plan is obtained;

•	the 2018 Equity Plan provides for grants of stock options (both “incentive stock options” and nonstatutory stock options), stock awards and restricted stock units or “RSUs”;

•	equity grants, whether stock options, stock awards or RSU awards, may or may not be performance-based;

•	each type of award is subject to a minimum one-year vesting period for 95% of the awards made under the 2018 Equity Plan;

•	no dividends or dividend equivalents are routinely granted and, if awarded, will only be paid if the underlying award vests and the shares of common stock are issued;

•	no income tax gross-up provisions are included in the 2018 Equity Plan;

•
a stock option may not be granted with an exercise price lower than the fair market value of the underlying share on the grant date; no transaction that would constitute a “repricing” of stock options can be implemented without stockholder approval (other than in connection with a change in the Company’s capitalization);

•
shares subject to awards that are cancelled, expire or are forfeited without the issuance of any shares will be available for re-grant under the 2018 Equity Plan, but shares tendered in payment of any exercise price or withheld to satisfy any tax withholding obligation will not be available for re-grant; any cash tendered to pay any exercise price or to meet tax withholding obligations will not be used by the Company to purchase additional shares on the open market for use under the 2018 Equity Plan. There are no evergreen provisions in the 2018 Equity Plan;

•
the Committee is authorized to impose additional restrictions, including non-competition restrictions, on awards; if such restrictions are violated, the Company may seek to recoup the value of awards under a clawback policy required by federal securities law or any other Board- or Committee-approved plan or policy; and

•
the 2018 Equity Plan has established rules for the impact on outstanding awards of termination of employment in the case of death, disability or retirement of the participant or a change in control (double trigger); otherwise, any outstanding unvested awards terminate upon termination of employment.

The long-term incentive equity awards for fiscal year 2019 were made to Daniel Crowley, the Chief Executive Officer, under the 2018 Equity Plan, conditioned upon receipt of stockholder approval.
The STI Plan
The separate STI Plan is the plan under which annual Short Term Incentive (“STI”) Awards will be made by the Compensation Committee to the executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act and direct reports to the Chief Executive Officer. Therefore, the STI Plan applies to the CEO, his direct reports and the controller. Since 2013, the Company has provided STI Awards and the annual equity awards under the 2013 Plan, in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code (which governs the deductibility of executive compensation by the Company). The Tax Reform Act of 2017 significantly revised Section 162(m) of the Code and the Company has simplified the STI Plan accordingly. The principal components of the STI Plan are:

•
retention of a framework of performance-based STI Awards, with the incorporation of more flexibility granted to the Committee in determining the financial, operational, stock performance and/or individual goals selected for each year and, as desired, for each eligible participant;

•	each performance period can be no shorter than six months or longer than three years;

•	relaxation of the formal requirements of Section 162(m) of the Code with respect to the STI Award process (e.g., removal of a per-year maximum award requirement); and

•
confirmation that the provisions of the Executive Severance Plan will control in the event of termination events covered by such Executive Severance Plan (to prevent duplication of benefits or ambiguity).

Executive Severance Plan
The Executive Severance Plan is a new plan to standardize the severance paid to the Company’s executive officers, including the named executive officers, and senior management in the event of: (i) termination of employment without Cause (as defined in the Severance Plan) or for Good Reason outside of a Change in Control (as defined in the Severance Plan); or (ii) termination of employment without Cause or for a CIC Good Reason within the period beginning six months immediately prior to a Change in Control and extending for twenty-four months immediately after the Change in Control (the “Change in Control Period”). The Good Reason definition is limited to relocation of the executive’s principal workplace location by more than 35 miles without the executive’s consent. The CIC Good Reason definition includes the following “good reason” triggers: (i) a significant adverse change or diminution in the executive's authority, duties, responsibilities or reporting requirements as in effect immediately prior to the Change in Control Period or the assignment to the executive of any duties or responsibilities which are inconsistent with such role(s) or position(s) (including status, offices, titles, public company status and reporting requirements), or any removal of the executive from, or any failure to reappoint or reelect the executive to, such position(s), excluding for this purpose an isolated, insubstantial, inadvertent and immaterial action not taken in bad faith and that is remedied promptly after receipt of notice thereof given by the executive; (ii) a reduction of more than ten percent (10%) in the executive's total annual target compensation (as compared to the executive's total annual target compensation immediately prior to the Change in Control), other than pursuant to an across-the-board reduction in total annual target compensation which applies to all similarly situated executives of the Company and any acquirer (and defining total annual target compensation for purposes of this definition as base salary and target annual cash incentive compensation (and not including equity or equity-based compensation)); (iii) the failure to continue to provide the executive with employee benefits substantially similar to those enjoyed by the executive under any pension, life insurance, medical, health, accident and disability plans, or any retirement plan for which the executive is eligible at the time of the Change in Control; or (iv) the Company requiring the executive to be based at an office that is greater than 35 miles from where the executive's office is located immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which the executive undertook on behalf of the Company prior to the Change in Control.
The Executive Severance Plan was adopted to provide senior management with certainty as to severance benefits that would be paid for designated termination of employment events, particularly as the turnaround initiatives are proceeding. The provisions detailing the change-in-control benefits are intended to encourage key management to remain with the Company, and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives can focus on a fair and impartial review of the acquisition proposal and the maximization of shareholder value despite the risk of losing their employment. The general severance provisions are intended to promote stability and provide consistent and fair treatment to our departing officers in circumstances where their performance does not constitute cause for employment termination.
The change-in-control severance benefits include the following:

•
a lump sum payment equal to 1.5 times (2.0 times for the CEO) the sum of the officer’s annual base salary as of the date of termination plus the officer’s highest annual bonus, defined as the greater of (1) the annual bonus in any of the most recent past three fiscal years and (2) the annual bonus for the year of termination paid or payable including any bonus or portion thereof that has been earned but deferred;

•
vesting of all unvested equity awards or equity awards subject to forfeiture restrictions, with performance-based awards vesting based on actual performance (target performance if actual cannot be determined);

•	an amount equal to the Company portion of premiums for continued medical and dental benefits under COBRA for 18 months (24 months for the CEO); and

•	a reimbursement of up to $20,000 ($50,000 for the CEO) for outplacement services.
The change-in-control benefits do not include any excise tax gross-up payments. In addition, the change-in-control benefits are subject to a “double trigger” such that the payment of a severance benefit may only be made if there is a Change in Control and the officer’s employment with the Company is terminated by the Company without Cause or by the officer for CIC Good Reason in the six months prior to a change in control or in the 24 months immediately following a Change in Control of the Company.
The general severance benefits include the following:

•
payments, in installments, equal to 1.0 times (2.0 times for the CEO) the sum of the officer’s annual base salary as of the date of termination plus the officer’s target bonus opportunity in the year of termination;

•
vesting of all unvested equity awards or equity awards subject to forfeiture restrictions to the extent such awards were scheduled to vest in the 12 months immediately following the date of termination (18 months for the CEO), with performance-based awards vesting pro-rata at target;

•	an amount equal to the Company’s share of premiums for continued medical and dental benefits under COBRA for 12 months (18 months for the CEO); and

•	a reimbursement of up to $10,000 ($25,000 for the CEO) for outplacement services.

Each executive would be required to execute a general release of employment claims in order to receive benefits under the Executive Severance Plan. The timing of payments under the Executive Severance Plan are made in accordance with all applicable law.
There is no duplication of severance benefits under the Executive Severance Plan and any other plan or agreement with the Company or any of its subsidiaries or affiliates. The timing of any payments must be compliant with applicable law. If the payments or benefits to be received would constitute “parachute payments” under Section 280G of the Internal Revenue Code and subject such payments and benefits to an excise tax, the amount of the payments and benefits is reduced so that no excise tax is due.
The initial term of the Executive Severance Plan is three years, with automatic one-year renewals unless a written termination notice is provided at least six months in advance of the expiring term or renewal. When a Change in Control occurs, the Executive Severance Plan cannot be terminated early for existing participants, but will terminate automatically on the second anniversary of the Change in Control.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Triumph Group, Inc. 2018 Equity Incentive Plan
10.2	Triumph Group, Inc. Executive Cash Incentive Compensation Plan, including from of STI Award Letter
10.3	Triumph Group, Inc. Executive Change in Control and General Severance Plan for Executive and Management Employees

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 4, 2018                    TRIUMPH GROUP, INC.

By: /s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary